Acknowledgement and Acceptance of Special Servicer

June 21, 2022

BY EMAIL

Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee BANK 2017-BNK5 Email: CMBSTrustee@wilmingtontrust.com

RE:	Acknowledgment and Acceptance of Special Servicer;

BANK 2017-BNK5, Commercial Mortgage Pass-Through Certificates, Series 2017-BNK5

Ladies and Gentlemen:

Reference is made to that certain (i) Pooling and Servicing Agreement (the “PSA”) dated as of June 1, 2017, by and among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as General Master Servicer, CWCapital Asset Management LLC, as General Special Servicer, National Cooperative Bank, N.A., as NCB Master Servicer and as NCB Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee, and Park Bridge Lender Services LLC, as Operating Advisor and as Asset Representations Reviewer, relating to the BANK 2017-BNK5, Commercial Mortgage Pass-Through Certificates, Series 2017-BNK5, (ii) Agreement Between Note Holders dated as of June 8, 2017 by and between Morgan Stanley Bank, N.A. (Initial Note A-1 Holder) and Morgan Stanley Bank, N.A. (Initial Note A-2 Holder) (the “Westchester One Co-Lender Agreement”), (iii) Agreement Between Note Holders dated June 6, 2017 by and between Bank of America, N.A. (initial Note A-1 Holder) and Bank of America, N.A. (Initial Note A-2 Holder) (the “Crossgates Commons”), and (iv) Agreement Between Note Holders dated as of June 8, 2017 by and between Morgan Stanley Bank, N.A. (Initial Note A-1 Holder), Morgan Stanley Bank, N.A. (Initial Note A-2 Holder), Wells Fargo Bank, National Association (Initial Note A-3 Holder, and Wells Fargo Bank, National Association (Initial Note A-4 Holder) (the “Market Street – The Woodlands Co-Lender Agreement” and, together with the Westchester One Co-Lender Agreement and the Crossgates Commons Co-Lender Agreement, collectively, the “Co-Lender Agreements”).  Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the PSA and the Co-Lender Agreements, as applicable.

Pursuant to Section 7.01(d) of the PSA, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as General Special Servicer under, and as defined in, the PSA. The effective date (the “Effective Date”) of the appointment of the undersigned as General Special Servicer shall be the date hereof. The undersigned hereby assumes and agrees to perform punctually, as of the Effective Date, all of the responsibilities, duties and liabilities of the General Special Servicer under the PSA and the Co-Lender Agreements that arise on and after the Effective Date. The undersigned hereby makes, as of the date hereof, the representations and warranties applicable to the General Special Servicer set forth in Section 6.01(b) of the PSA mutatis mutandis with all references to “Agreement” in Section 6.01(b) of the PSA to include this Acknowledgement and Acceptance of Special Servicer in

2340 Collins Avenue • Miami Beach, Florida  33139

Telephone: (305) 695-5600 • Fax: (305) 695-5601

addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: LNR Partners, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Florida.  The undersigned further represents and warrants that it is a Qualified Replacement Special Servicer.

LNR Partners, LLC’s address for notices pursuant to Section 13.05 of the PSA is as follows:

LNR Partners, LLC

2340 Collins Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather Bennet and Job Warshaw – BANK 2017-BNK5

Facsimile number (305) 695-5601

E-mail: LNR.CMBS.Notices@lnrproperty.com,

hbennet@starwood.com and jwarshaw@lnrpartners.com

Sincerely,

LNR PARTNERS, LLC

By: /s/ Job Warshaw

Name: Job Warshaw

Title:   President

2340 Collins Avenue • Miami Beach, Florida  33139

Telephone: (305) 695-5600 • Fax: (305) 695-5601